Exhibit 99.3

IRREVOCABLE PROXY AND POWER OF ATTORNEY

The undersigned, (i) White Marble LLC, owns 13,367,314 shares of Class A common stock, par value $0.0001 per share (the “Class A Common Stock”, as adjusted by any subdivision, combination or recapitalization of the share capital of the Company), of TuSimple Holdings Inc., a Delaware Corporation (the “Company”), and (ii) White Marble International Limited (together with White Marble LLC, each a “Principal Party” and collectively, the “Principal Parties”), owns 12,000,000 shares of Class B common stock, par value $0.0001 per share (the “Class B Common Stock”, as adjusted by any subdivision, combination or recapitalization of the share capital of the Company), and each of them may from time to time after the date hereof acquire beneficial ownership over additional equity securities of the Company; all of which are hereinafter referred to as the “Subject Shares”.

Each Principal Party hereby irrevocably makes, constitutes and appoints Mr. Mo Chen, a Canadian citizen (the “Attorney”), such Principal Party’s true and lawful proxy and attorney-in-fact, with full and exclusive power and authority, in the name and on the behalf of such Principal Party, to:

(1)

requisition, convene and attend any general meeting or meetings of shareholders or any class of shareholders of the Company and, in respect of such Principal Party’s voting and consent rights with respect to the Subject Shares;

(2)

exercise the shareholder’s rights to propose, speak, question, vote, consent and any other rights in relation to the decision-making attaching to the Subject Shares and waive any such rights in connection with the Subject Shares that such Principal Party is entitled to according to the provisions of applicable laws, certificate of incorporation of the Company (as amended from time to time) and the bylaws of the Company (as amended from time to time);

(3)

make, execute, acknowledge, issue, file and deliver (or cause to be made, executed, acknowledged, issued, filed or delivered) all resolutions, contracts, orders, receipts, notices, requests, instructions and other writings (and all amendment to any such documents) and, in general, to do all things and to take all action that the Attorney in his sole discretion may consider necessary, desirable or appropriate in connection with or to exercise the aforesaid shareholder’s rights to vote, consent or waive any rights, as fully as such Principal Party could if personally present and acting.

Each Principal Party hereby ratifies, confirms and approves all actions that the Attorney shall take by virtue of the above authorization and arrangements. All actions hereunder may be taken by the Attorney.

All conducts of the Attorney in connection with the Subject Shares in accordance with above authorization and arrangements should be deemed as the Principal Parties’ personal conducts. All the documents signed by the Attorney in connection with the Subject Shares should be deemed as signed by the Principal Parties without their respective agreement in advance. The Principal Parties will accept all the conducts above.

The above authorization and arrangements between the Principal Parties and the Attorney is irrevocable and shall remain in full force and effect until the earlier to occur of (i) the two year anniversary of the date of this irrevocable proxy and power of attorney and (ii) mutual agreement both the Attorney and the Principal Parties in writing to terminate this irrevocable proxy and power of attorney. Notwithstanding the foregoing, the Principal Parties may freely effect (i) any sale, transfer, assignment or disposition of any part of the applicable Subject Shares to any person, and (ii) a change of control of the ultimate beneficial ownership of any part of the applicable Subject Shares to any person (the above activities are referred to as “Transactions” and such part of the Subject Shares are referred to as “Transferred Shares” below), provided that (i) if any Principal Party proposes to transfer any Class B Common Stock to any person who is not a Permitted Transferee, the prior written consent of the Attorney shall be required for any such Transactions, and (ii) if such receiving person of any share of Class B Common Stock is a Permitted Transferee (as defined in the Restated Certificate of Incorporation of the Company) or receives any share of Class A Common Stock, (a) the relevant Principal Party shall inform the Attorney of the Transactions five (5) business days prior to the Transactions by email at proxytsp@gmail.com or in such other manner as agreed between such Principal Party and the Attorney from time to time, and (b) such receiving person shall deliver an irrevocable proxy and power of attorney regarding the Transferred Shares to the Attorney on terms substantively the same as those set out herein. The Attorney acknowledges and agrees that if any Transferred Shares that are Class B Common Stock are transferred to any person who is not a Permitted Transferee, such shares will be automatically and immediately converted into Class A Common Stock pursuant to Section 3 of Article V of the Restated Certificate of Incorporation of the Company, and this irrevocable proxy and power of attorney shall cease to apply to such shares so transferred and converted into Class A Common Stock, and shall remain effective with respect to the Subject Shares that are not Transferred Shares of any Transactions.

Other than this irrevocable proxy and power of attorney, neither Principal Party shall (i) grant any proxy, power of attorney, or other authorization with respect to any above authorization and arrangements of any Subject Shares, (ii) deposit any Subject Shares into a voting trust or enter into a voting agreement or other similar understanding or arrangement with respect to the Subject Shares, or (iii) take any other action which would have the effect of preventing or disabling such Principal Party from performing its obligations under this irrevocable proxy and power of attorney. For avoidance of doubt, before the termination or invalidation of this irrevocable proxy and power of attorney, neither Principal Party shall on its own exercise or waive any right or privilege as mentioned herein.

The Principal Parties agree to permit an appropriate legend on certificates evidencing the Subject Shares reflecting the grant of the irrevocable proxy contained in this irrevocable proxy and power of attorney.

This irrevocable proxy and power of attorney may be executed in counterparts and shall be governed by Delaware law applicable to agreements made and to be fully performed within the State of Delaware. Each Principal Party hereby (i) irrevocably submits to the personal jurisdiction of the courts of the State of Delaware to resolve any controversy or claim arising out of or relating to this irrevocable proxy and power of attorney, (ii) agrees that any action or proceeding arising under this irrevocable proxy and power of attorney shall be brought, tried and determined solely by the courts of the State of Delaware, and (iii) irrevocably waives any and all rights to a jury trial in connection with such action or proceeding.

[Signature page to follow]

THIS IRREVOCABLE PROXY AND POWER OF ATTORNEY has been signed and executed by the parties and is delivered by them on the date specified above.

PRINCIPAL PARTY:

WHITE MARBLE LLC

By:	/s/ Xiaodi Hou
Name: Xiaodi Hou
Title: Director

Date:	Nov. 9, 2022

In the presence of

/s/ Alice Lu
Name: Alice Lu
Witness

[Signature Page to Irrevocable Proxy and Power of Attorney]

THIS IRREVOCABLE PROXY AND POWER OF ATTORNEY has been signed and executed by the parties and is delivered by them on the date specified above.

PRINCIPAL PARTY:

WHITE MARBLE INTERNATIONAL LIMITED

By:	/s/ Xiaodi Hou
Name: Xiaodi Hou
Title: Director

Date: Nov. 9, 2022

In the presence of

/s/ Alice Lu
Name: Alice Lu
Witness

[Signature Page to Irrevocable Proxy and Power of Attorney]

ACKNOWLEDGED AND ACCEPTED BY ATTORNEY:

/s/ Mo Chen
Mo Chen

Date: 11. 09, 2022

witnessed by

/s/ Richard Chang
Richard Chang

[Signature Page to Irrevocable Proxy and Power of Attorney]